EXHIBIT 99.2

ENDRA Life Sciences Announces Closing of Public Offering and Full

Exercise of Underwriter’s Option to Purchase Additional Securities

ANN ARBOR, Mich. (May 2, 2023) – ENDRA Life Sciences Inc. (Nasdaq: NDRA) (“ENDRA” or the “Company”), a pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), announced today the closing of its previously announced underwritten public offering of 4,312,500 shares of its common stock and warrants to purchase 2,156,250 shares of its common stock, which included the exercise in full by the underwriter of its option to purchase 562,500 additional shares of ENDRA’s common stock and additional warrants to purchase 281,250 shares of common stock. The warrants were sold at the rate of one warrant for every two shares of common stock and are exercisable at a price per share of $1.40. The public offering price for each set of two shares of common stock and accompanying warrant to purchase one share of common stock was $2.41 per set of securities, yielding an effective price of $1.20 per share and $0.01 per warrant, for net proceeds of approximately $4.5 million after deducting the estimated underwriting discounts and commissions and estimated offering expenses.

All of the securities in the underwritten public offering were sold by ENDRA. The warrants will not be listed on any securities exchange or other nationally recognized trading system. ENDRA intends to use the net proceeds from the offering for working capital and other general corporate purposes, which may include funding product development, submission for regulatory approvals of its products, and commercialization activities.

Newbridge Securities Corporation acted as sole underwriter of the offering. K&L Gates LLP acted as counsel to the Company and McGuireWoods LLP acted as counsel to the underwriter.

The common stock and warrants to purchase common stock described above were offered by ENDRA pursuant to a registration statement (File Nos. 333-271003 and 333-271483) previously filed with and subsequently declared effective by the Securities and Exchange Commission (the “SEC”). A final prospectus relating to the offering was filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Copies of the final prospectus relating to this offering may be obtained from Newbridge Securities Corporation, Attn: Equity Syndicate Department, 1200 North Federal Highway, Suite 400, Boca Raton, FL 33432, email: syndicate@newbridgesecurities.com, telephone: (877) 447-9625.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the shares of common stock or warrants, nor will there be any sale of the shares of common stock or warrants in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About ENDRA Life Sciences Inc.

ENDRA Life Sciences is the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), a ground-breaking technology being developed to visualize tissue like MRI, but at 1/50th the cost and at the point of patient care. TAEUS® is designed to work in concert with the more than 700,000 ultrasound systems in use globally today. TAEUS® is initially focused on the measurement of fat in the liver as a means to assess and monitor Non-Alcoholic Fatty Liver Disease (NAFLD) and Non-Alcoholic Steatohepatitis (NASH), chronic liver conditions that affect over two billion people globally, and for which there are no practical diagnostic tools. Beyond the liver, ENDRA is exploring several other clinical applications of TAEUS®, including visualization of tissue temperature during energy-based surgical procedures. For more information, please visit www.endrainc.com.

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Forward-Looking Statements

All statements in this press release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of terms such as “approximate,” “anticipate,” “attempt,” “believe,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “hope,” “intend,” “may,” “plan,” “possible,” “potential,” “project,” “seek,” “should,” “will,” “would,” or other comparable terms (including the negative of any of the foregoing), although some forward-looking statements are expressed differently. Examples of forward-looking statements for ENDRA include, among others: statements regarding the intended use of proceeds from the offering; estimates of the timing of future events and anticipated results of our development efforts, including the timing of submission for and receipt of required regulatory approvals and product launches; statements relating to future financial position and projected costs and revenue; expectations concerning ENDRA’s business strategy; and statements regarding ENDRA’s ability to find and maintain development partners. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements as a result of various factors including, among others: market and other general economic conditions, which may impact whether we consummate the public offering; whether we will be able to satisfy the conditions required to close any sale of securities in the proposed offering; the fact our management will have broad discretion in the use of the proceeds from any sale of the securities in the proposed offering; the ability to raise additional capital in order to continue as a going concern; the ability to obtain regulatory approvals necessary to sell ENDRA medical devices in certain markets in a timely manner, or at all; the ability to develop a commercially feasible technology and its dependence on third parties to design and manufacture its products; the impact of COVID-19 on ENDRA’s business plans; the ability to find and maintain development partners; market acceptance of ENDRA’s technology and the amount and nature of competition in its industry; ENDRA’s ability to protect its intellectual property; and the other risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission and the Risk Factors sections of the preliminary prospectus describing the terms of the proposed offering filed with the SEC. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this press release speak only as of the date of issuance, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company Contact:

Irina Pestrikova

Senior Director, Finance

investors@endrainc.com

www.endrainc.com

Investor Relations Contact:

Yvonne Briggs

LHA Investor Relations

(310) 691-7100

ybriggs@lhai.com

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